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                                                                   EXHIBIT 10.20



                                 TBC CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN


         1. Definitions. As used herein, the following capitalized terms shall have the meanings set forth below:

         "Company" means TBC Corporation.

         "Committee" means the Compensation Committee of the Company's Board of Directors.

         "Compensation" means any salary or incentive compensation or bonus payable to a Participant in cash for services rendered to the Company or a subsidiary of the Company; provided, however, that in no event shall Compensation include any severance or severance-related payments.

         "Effective Date" has the meaning set forth in Section 2.

         "Participant" means any officer or other key management employee of the Company or a subsidiary of the Company designated by the Committee to be eligible to participate in this Plan.

         "Plan" means this Executive Deferred Compensation Plan, as the same may be amended from time to time.

         "Plan Year" means the period from the Effective Date until December 31, 1999 and thereafter each twelve month period beginning on January 1 of each year.

         2. Effective Date. The effective date of this Plan (the "Effective Date") shall be August 1, 1999.

         3. Purpose of the Plan. The purpose of this Plan is to provide Participants with a method to defer the payment of all or any specified part of the Compensation otherwise payable to them and to have such deferred Compensation payable to them at a later date.

         The Plan is intended to be "unfunded and maintained primarily for the purpose of providing deferred compensation to management or highly compensated employees" and, thus, is exempt from parts 2 through 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended.

         4. Election to Defer. (a) A Participant may elect to defer payment of all or any specified part of any Compensation payable to the Participant by executing an election in such



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form as may be from time to time prescribed by or acceptable to the Company (the
"Election") and delivering the same to the Secretary of the Company. For amounts earned during the Plan Year in which an employee first becomes a Participant, the Election shall be made no later than thirty days after becoming a Participant. Any other Election shall be effective as of the first day of the Plan Year following the date of the Election. In either event, an Election shall apply only to Compensation payable for services rendered on or after the effective date of the Election. A Participant's Election shall remain in effect until terminated or changed as provided in this Plan.

         (b) Prior to the Effective Date, certain employees of the Company entered into employment agreements with the Company which, among other things, provide such employees with the right to elect to defer Compensation until a date specified in such employment agreements (the "Prior Agreements"). The provisions of the Prior Agreements shall remain in full force and effect until amended in accordance with the terms thereof. If the Company and the employee agree to amend any Prior Agreement to provide that the employee shall be entitled to defer Compensation pursuant to this Plan, (i) the employee shall automatically become a Participant as of the date of such amendment of the Prior Agreement; (ii) the employee's election to defer Compensation pursuant to the Prior Agreement shall thereafter be effective as an Election under this Plan; and (iii) deferral of Compensation pursuant to the Prior Agreement shall cease; and (iv) Compensation deferred pursuant to the terms of the Prior Agreement, as adjusted for earnings in accordance with the provisions of the Prior Agreement, will be credited to the employee's deferred Compensation account described in
Section 5 of this Plan and thereafter will earn interest and be paid as provided in this Plan.

         (c) Once it is effective, a Participant's Election to defer Compensation is irrevocable for the remainder of the then current Plan Year and may be changed or terminated only effective as of the next succeeding Plan Year. Such change or termination shall be made by completing a new Election and delivering it to the Secretary of the Company prior to the beginning of the Plan Year for which it is effective.

         5. Participant's Account. (a) The Company shall establish and maintain a separate deferred Compensation account on its books for each Participant who has elected to defer Compensation, and the Participant's deferred Compensation shall be recorded in such account. The Company shall credit to such deferred Compensation account, on a daily basis, interest on the amount then credited to such account (including all previous credits to such account by operation of this Subsection), computed at an annual rate which is equal to the average yield for BBB Industrial Bonds, as published in the Standard & Poor's Corporate and Government Bond Yield Index (or such similar index as the Committee shall from time to time select) for the month last preceding the beginning of the then current calendar quarter.

         (b) Each Participant's deferred Compensation account shall be solely a memorandum account, and title to and beneficial ownership of the amounts credited thereto shall at all times remain in the Company. The effect of any Election under this Plan or any Prior Agreement is simply to create an unfunded and unsecured promise to pay deferred Compensation to the Participant or the Participant's beneficiary or estate pursuant to the terms of this Plan. Nothing contained in this Plan or any Prior Agreement and no deferral of payment pursuant to this Plan or any Prior Agreement shall by itself create or be construed to create a trust or fiduciary relationship of any kind between the Company and any Participant or the Participant's beneficiary or estate or any other person.

         6. Payment of Deferred Compensation. (a) All amounts credited to or held in the deferred Compensation account of a Participant shall be paid as provided in this Section 6.

         (b) Unless otherwise determined by the Committee in accordance with Subsection 6(j), no Participant shall be entitled to receive any part of the amounts from time to time credited to the Participant's deferred Compensation account until such time as the Participant is no longer employed by either the Company or any subsidiary of the Company.

         (c) If a Participant's employment with the Company or a subsidiary is terminated for any reason, including death or disability, the Company shall pay all amounts credited to or held in the Participant's deferred Compensation account as of the date of such termination ("Credited Amounts") to the Participant or, in the event of the Participant's death, to the Participant's beneficiary or beneficiaries designated by the Participant in accordance with Subsection 6(i) or, in the event the Participant has not so designated a beneficiary, to the Participant's estate.


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         (d) Unless a different manner of payment was selected as provided in
Subsection 6(e) below, the Credited Amounts shall be paid in full by the Company
(i) on or before the fourteenth day after the date of termination of the Participant's employment, if such termination occurs on or prior to August 31 of the year; or (ii) on the first business day of the calendar year following the year in which the Participant's employment is terminated, if such employment is terminated after August 31 of the year. Notwithstanding the foregoing, unless a different manner of payment is so selected, in the event that a Participant's employment is terminated after August 31 of the year and the Participant dies prior to the first business day of the following year, the Credited Amounts shall be paid in full upon the earlier of (y) fourteen days after the date of the Participant's death, or (z) the first business day of the calendar year following the year in which the Participant's employment was terminated.

         (e) A Participant may, by giving written notice to the Secretary of the Company (an "Installment Payment Notice"), elect to receive payment of all or any part of the Credited Amounts then or thereafter credited to his or her deferred Compensation account in three substantially equal annual installments, payable on the first business day of each of the first three calendar years following the year in which the Participant's employment with the Company or a subsidiary is terminated. An Installment Payment Notice may accompany any Election made by a Participant or may be delivered at any time thereafter; provided, however, that unless otherwise agreed by the Committee, to be effective, an Installment Payment Notice must be given no later than one year prior to the date the Participant's employment by the Company or any subsidiary is terminated.

         (f) A Participant may change or revoke any Installment Payment Notice previously given by the Participant by giving written notice of such change or revocation to the Secretary of the Company; provided, however, that unless otherwise agreed by the Committee, to be effective, any such change or revocation must be given no later than one year prior to the date the Participant's employment by the Company or any subsidiary is terminated.

         (g) If a Participant has elected to receive payment of all or any part of any Credited Amounts in three substantially equal annual installments as provided in Subsection 6(e), such Credited Amounts shall be so paid by the Company on the dates indicated in Subsection 6(e). Interest on the unpaid balance of such Credited Amounts shall continue to accrue at the rate and in the manner specified in Subsection 5(a) above. All such accrued and unpaid interest shall be paid annually at the time each annual installment of the Credited Amounts is paid.

         (h) Notwithstanding any Installment Payment Notice then in effect, if at the time a Participant ceases to be employed by the Company or a subsidiary, the Credited Amounts total less than $10,000, payment of the same shall be made to the Participant in full at the time specified in Subsection 6(d).

         (i) If all of the payments required under this Section 6 shall not have been made to a Participant prior to the Participant's death, any remaining payments shall be made to the beneficiary or beneficiaries designated by the Participant on the Election delivered to the Secretary of the Company or, failing such written designation, to the Participant's estate. A Participant may, by delivery of a revised Election to the Secretary of the Company prior to the Participant's death, change the Participant's beneficiary or beneficiaries to whom payments will be made if the Participant is not living at the time such payments are due. No consent of any prior beneficiary shall be necessary to effect any such change.

         (j) Notwithstanding any other provision of this Plan, the Committee may, in its sole discretion, make payment to a Participant of all or any portion of the Participant's deferred Compensation account prior to the date of termination of the Participant's employment with the Company or any subsidiary if the Participant requests that the Committee make such payment and the Participant demonstrates to the Committee that the Participant has incurred a severe financial hardship resulting from an unexpected illness or accident of the Participant or of a dependent (as defined in Section 152 (a) of the Internal Revenue Code) of the Participant, loss of the Participant's property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

         7. Administration. This Plan shall be administered by the Committee. The decision of the Committee shall be final and binding with respect to the interpretation, construction, and application of this Plan. The Committee may refer to the Board of Directors of the Company



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the exercise of any power, authority, or discretion assigned to the Committee in this Plan and, in any such case, the decision of the Board of Directors shall have the same effect as a decision of the Committee. The Secretary of the Company may delegate to any Assistant Secretary of the Company any or all of the functions assigned to the Secretary in this Plan.

         8. Amendment or Termination. The Committee may amend or terminate this Plan at any time. No amendment or termination of this Plan shall void an agreement already in effect for the deferral of Compensation for services rendered during the then current Plan Year or any preceding period, nor adversely affect the right of any Participant or former Participant to payment of amounts credited to the Participant's account prior to such amendment or termination, and interest thereon shall continue to be credited to such account and paid in accordance with Section 6 notwithstanding any such amendment or termination.

         Notwithstanding the foregoing, no change in the manner of payment of any Participant's Credited Amounts may be made without the consent of the Participant, or the Participant's beneficiary or estate, as the case may be, if the Participant is no longer living.

         9. Miscellaneous. (a) This Plan shall not confer upon any Participant the right to continued employment with the Company or any of its subsidiaries or affect in any way the right of the Company and its subsidiaries to terminate the employment of any Participant at any time and for any reason.

         (b) Except in accordance with the provisions of Subsection 6(i) hereof, no right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void.

         (c) This Plan shall inure to the benefit of and be binding upon each successor of the Company and its subsidiaries. All right and obligations imposed upon a Participant and all rights granted to the Company and its subsidiaries under this Plan shall be binding upon the Participant's heirs, legal representatives, and successors.